Exhibit 99.1

Global Medical REIT Announces Fourth Quarter and Year-End 2023 Financial Results

Net Proceeds From 2023 Dispositions Used to Reduce Leverage and Position Company for Growth

Bethesda, MD – February 27, 2024 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical office real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three and twelve months ended December 31, 2023 and other data.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “During 2023, we successfully navigated an evolving capital markets environment to produce solid results due to our high-quality portfolio and the continued resiliency of our tenant base. While overall transaction activity in the market remained modest primarily due to high interest rates, we generated $80.5 million in aggregate gross proceeds from dispositions during the year to help us reduce our leverage to 43.6% at year end. I am appreciative of the team’s hard work and contributions that led to our success in 2023. As we look ahead, we believe we have a strong acquisition pipeline for 2024 and are well-positioned to take advantage of these opportunities.”

Fourth Quarter 2023 Highlights

•	Net loss attributable to common stockholders was $0.8 million, or $0.01 per diluted share, as compared to net income attributable to common stockholders of $0.4 million, or $0.01 per diluted share, in the comparable prior year period.
•	Funds from Operations (“FFO”) of $13.3 million, or $0.19 per share and unit, as compared to $15.5 million, or $0.22 per share and unit, in the comparable prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $15.9 million, or $0.23 per share and unit, as compared to $16.5 million, or $0.24 per share and unit, in the comparable prior year period.
•	Total revenue decreased 9.2% year-over-year to $33.0 million, primarily driven by the Company’s property dispositions completed during the first nine months of 2023, as well as the recognition of reserves for approximately $1.1 million of rent related to one tenant, including approximately $0.2 million of deferred rent.
•	In December 2023, we completed the defeasance of a $30.6 million CMBS loan. The defeasance was funded by borrowings on our revolver and resulted in a loss on extinguishment of debt of $0.9 million. In connection with the defeasance, we subsequently received $8.4 million in escrowed funds held by the CMBS servicer and used those funds to reduce our total debt.
•	Portfolio leased occupancy was 96.5% at December 31, 2023.

Full Year 2023 Highlights

•	Net income attributable to common stockholders was $14.8 million, or $0.23 per diluted share, as compared to $13.3 million, or $0.20 per diluted share, in the comparable prior year period.

•	FFO of $58.4 million, or $0.83 per share and unit, as compared to $64.0 million, or $0.92 per share and unit, in the comparable prior year period.
•	AFFO of $64.3 million, or $0.91 per share and unit, as compared to $68.0 million, or $0.98 per share and unit, in the comparable prior year period.
•	Completed the acquisition of two medical office buildings in Redding, California, encompassing 18,698 square feet, for a purchase price of $6.7 million and a cap rate of 7.6%.
•	Completed three dispositions at a weighted average cap rate of 6.3% that generated aggregate gross proceeds of $80.5 million, resulting in an aggregate gain of $15.6 million.
•	Reduced the Company’s leverage to 43.6% at December 31, 2023 compared to 47.6% at December 31, 2022.

Financial Results

Rental revenue for the fourth quarter decreased year-over-year to $32.9 million, primarily reflecting the impact of the Company’s property dispositions completed during the first nine months of 2023 as well as the recognition of reserves for approximately $1.1 million of rent related to our medical office building tenant in East Orange, New Jersey, including approximately $0.2 million of deferred rent.

Total expenses for the fourth quarter were $31.5 million, compared to $34.5 million for the comparable prior year period, primarily reflecting the impact of the Company’s property dispositions completed during the first nine months of 2023 and a reduction in interest expense discussed below.

Interest expense for the fourth quarter was $7.0 million, compared to $8.1 million for the comparable prior year period. This change reflects the impact of lower average borrowings and lower interest rates compared to the prior year period.

Net loss attributable to common stockholders for the fourth quarter totaled $0.8 million, or $0.01 per diluted share, compared to net income attributable to common stockholders of $0.4 million, or $0.01 per diluted share, in the comparable prior year period.

The Company reported FFO of $13.3 million, or $0.19 per share and unit, and AFFO of $15.9 million, or $0.23 per share and unit, for the fourth quarter of 2023, compared to FFO of $15.5 million, or $0.22 per share and unit, and AFFO of $16.5 million, or $0.24 per share and unit, in the comparable prior year period.

Investment Activity

For the full year 2023, the Company (i) completed three dispositions at a weighted average cap rate of 6.3% receiving gross proceeds of $80.5 million, resulting in an aggregate gain of $15.6 million, and (ii) completed one acquisition, encompassing 18,698 square feet, for a purchase price of $6.7 million and a cap rate of 7.6%.

Portfolio Update

As of December 31, 2023, the Company’s portfolio was 96.5% occupied and comprised of 4.7 million leasable square feet with an annualized base rent of $110.2 million. As of December 31, 2023, the weighted average lease term for the Company’s portfolio was 5.8 years with weighted average annual rent escalations of 2.1%, and the Company’s portfolio rent coverage ratio was 4.2 times.

Looking ahead, the Company has a near-term acquisition pipeline consisting of approximately $95 million to $110 million of properties that fit our investment criteria.

Balance Sheet and Capital

In December 2023, we completed the defeasance of a CMBS loan by making a total payment of $31.5 million, including transaction costs, that was funded by borrowings on our revolver. The carrying value of the loan, net of unamortized debt issuance costs, was $30.6 million on the date of the defeasance, resulting in a loss on extinguishment of debt of $0.9 million. In connection with the loan defeasance, we subsequently received $8.4 million in escrowed funds held by the CMBS servicer and used those funds to reduce our total debt.

At December 31, 2023, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $611.2 million and the Company’s leverage was 43.6%. As of December 31, 2023, the Company’s total debt carried a weighted average interest rate of 3.83% and a weighted average remaining term of 2.9 years.

As of February 26, 2024, the Company’s borrowing capacity under the credit facility was $294 million.

The Company did not issue any shares of common stock under its ATM program for the year ended December 31, 2023 or from January 1, 2024 through February 26, 2024.

Dividends

On December 12, 2023, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of December 27, 2023, which was paid on January 9, 2024, representing the Company’s fourth quarter 2023 dividend payment. The Board also declared a $0.46875 per share cash dividend to holders of record as of January 15, 2024 of the Company’s Series A Preferred Stock, which was paid on January 31, 2024. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from October 31, 2023 through January 30, 2024.

2024 Annual Meeting

On February 21, 2024, the Board approved the meeting and record dates for the Company’s 2024 Annual Stockholders’ Meeting. The Meeting will be held on Wednesday, May 15, 2024. Stockholders of record as of March 20, 2024 will be eligible to vote at the Meeting.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Wednesday, February 28, 2024 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), FFO and AFFO. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, and (g) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 17% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 17% of non-reporting tenants is Pipeline Healthcare, LLC, which was sold to Heights Healthcare in October 2023 and is being operated under new management. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for December 2023, multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of December 31,
	2023	2022
Assets
Investment in real estate:
Land	$164,315	$168,308
Building	1,035,705	1,079,781
Site improvements	21,974	22,024
Tenant improvements	66,358	65,987
Acquired lease intangible assets	138,617	148,077
	1,426,969	1,484,177
Less: accumulated depreciation and amortization	(247,503)	(198,218)
Investment in real estate, net	1,179,466	1,285,959
Cash and cash equivalents	1,278	4,016
Restricted cash	5,446	10,439
Tenant receivables, net	6,762	8,040
Due from related parties	193	200
Escrow deposits	673	7,833
Deferred assets	27,132	29,616
Derivative asset	25,125	34,705
Goodwill	5,903	5,903
Other assets	15,722	6,550
Total assets	$1,267,700	$1,393,261

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $7,067 and $9,253 at December 31, 2023 and December 31, 2022, respectively	$585,333	$636,447
Notes payable, net of unamortized debt issuance costs of $66 and $452 at December 31, 2023 and December 31, 2022, respectively	25,899	57,672
Accounts payable and accrued expenses	12,781	13,819
Dividends payable	16,134	15,821
Security deposits	3,688	5,461
Other liabilities	12,770	7,363
Acquired lease intangible liability, net	5,281	7,613
Total liabilities	661,886	744,196
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at December 31, 2023 and December 31, 2022, respectively (liquidation preference of $77,625 at December 31, 2023 and December 31, 2022, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 65,565 shares and 65,518 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	66	66
Additional paid-in capital	722,418	721,991
Accumulated deficit	(238,984)	(198,706)
Accumulated other comprehensive income	25,125	34,674
Total Global Medical REIT Inc. stockholders' equity	583,584	632,984
Noncontrolling interest	22,230	16,081
Total equity	605,814	649,065
Total liabilities and equity	$1,267,700	$1,393,261

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Rental revenue	$32,931	$36,290	$140,934	$137,167
Other income	31	16	115	116
Total revenue	32,962	36,306	141,049	137,283

Expenses
General and administrative	4,220	4,051	16,853	16,545
Operating expenses	6,094	7,138	28,082	25,188
Depreciation expense	10,204	10,580	41,266	40,008
Amortization expense	4,041	4,513	16,869	16,715
Interest expense	6,984	8,064	30,893	25,230
Preacquisition expense	—	112	44	354
Total expenses	31,543	34,458	134,007	124,040

Income before gain on sale of investment properties and loss on extinguishment of debt	1,419	1,848	7,042	13,243
Gain on sale of investment properties	—	—	15,560	6,753
Loss on extinguishment of debt	(868)	—	(868)	—

Net income	$551	$1,848	$21,734	$19,996
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Less: Net loss (income) attributable to noncontrolling interest	64	(24)	(1,122)	(854)
Net (loss) income attributable to common stockholders	$(840)	$369	$14,790	$13,320

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.01)	$0.01	$0.23	$0.20

Weighted average shares outstanding – basic and diluted	65,565	65,518	65,550	65,462

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income	$551	$1,848	$21,734	$19,996
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Depreciation and amortization expense	14,211	15,064	58,007	56,611
Gain on sale of investment properties	—	—	(15,560)	(6,753)
FFO	$13,307	$15,457	$58,359	$64,032
Loss on extinguishment of debt	868	—	868	—
Amortization of above market leases, net	240	292	1,052	1,027
Straight line deferred rental revenue	(273)	(1,006)	(2,636)	(4,251)
Stock-based compensation expense	1,222	1,066	4,242	4,681
Amortization of debt issuance costs and other	581	601	2,376	2,201
Preacquisition expense	—	112	44	354
AFFO	$15,945	$16,522	$64,305	$68,044

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.01)	$0.01	$0.23	$0.20
FFO per share and unit	$0.19	$0.22	$0.83	$0.92
AFFO per share and unit	$0.23	$0.24	$0.91	$0.98

Weighted Average Shares and Units Outstanding – basic and diluted	70,565	69,725	70,378	69,662

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	65,565	65,518	65,550	65,462
Weighted Average OP Units	2,244	1,668	2,077	1,669
Weighted Average LTIP Units	2,756	2,539	2,751	2,531
Weighted Average Shares and Units Outstanding – basic and diluted	70,565	69,725	70,378	69,662

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income	$551	$1,848	$21,734	$19,996
Interest expense	6,984	8,064	30,893	25,230
Depreciation and amortization expense	14,245	15,093	58,135	56,723
Gain on sale of investment properties	—	—	(15,560)	(6,753)
EBITDAre	$21,780	$25,005	$95,202	$95,196
Loss on extinguishment of debt	868	—	868	—
Stock-based compensation expense	1,222	1,066	4,242	4,681
Amortization of above market leases, net	240	292	1,052	1,027
Preacquisition expense	—	112	44	354
Adjusted EBITDAre	$24,110	$26,475	$101,408	$101,258